UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2010

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Securities Class Action and Stockholder Derivative Action Settlements Update.

On June 18, 2010, a previously scheduled hearing was held before Judge David S. Doty of the United States District Court for the District of Minnesota at which settlements in the cases captioned In Re MoneyGram International Inc. Securities Litigation, No. 08-833-DSD-JJG (the "Securities Class Action") and In Re MoneyGram International, Inc. Derivative Litigation, No. 09-cv-3208-DSD-JJG (the "Stockholder Derivative Action") were granted final approval.

MoneyGram International, Inc. ("MoneyGram") previously announced on February 25, 2010 that it had entered into memoranda of understanding to settle the Securities Class Action and Stockholder Derivative Action, both of which arose out of MoneyGram’s subprime related losses in 2007 and 2008. Formal Stipulations of Settlement were executed in the Securities Class Action and the Stockholder Derivative Action, which were preliminarily approved by Judge Doty on March 10, 2010 and April 1, 2010, respectively. Under the terms of the Securities Class Action settlement, the plaintiffs settled the claims for an $80 million cash payment, all but $20 million of which was paid by MoneyGram’s insurers. In addition, MoneyGram has made certain changes to its business, corporate governance, and internal controls in accordance with the terms of the Stockholder Derivative Action settlement. No MoneyGram stockholder objected to the terms of the Securities Class Action settlement. One MoneyGram stockholder objected to the terms of the Stockholder Derivative Action settlement, which objection was overruled at the June 18, 2010 hearing.

A Final Order and Judgment approving the Securities Class Action settlement was issued by Judge Doty on June 18, 2010, and a Final Order and Judgment approving the Stockholder Derivative Action settlement was issued by Judge Doty on June 21, 2010. The orders may be appealed within thirty days following their entry. If no appeal is filed, then the settlements will become effective.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

June 23, 2010	By:	/s/ Timothy C. Everett

Name: Timothy C. Everett
Title: Executive Vice President, General Counsel and Secretary